Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.

To Whom It May Concern:

I, Cheryl S. Miller, the undersigned, of 2200 Don Tyson Parkway, Springdale, AR 72762 hereby appoint David L. Van Bebber, R. Read Hudson and Brett Worlow as my true and lawful attorneys in fact, giving to each individually the full power and authority to execute and file on my behalf all forms necessary for reporting my transactions in Tyson Foods, Inc. securities to the Securities and Exchange Commission, including without limitation Forms 3, 4 or 5.

This power of attorney will continue until terminated by me in writing, or until I am no longer required to report my trading activity in Tyson Foods, Inc. securities to the Securities and Exchange Commission.

C. Miller

Cheryl S. Miller

STATE OF Florida )
)
COUNTY OF Broward )

Before me, the undersigned authority, on this day appeared Cheryl S. Miller, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the instrument for the purposes and consideration expressed in the instrument, as the act and deed of Cheryl S. Miller.

Given under my hand and seal of office on the 16 day of December, 2016.

CHRISTINE HAWK
MY COMMISSION # FF 077883
EXPIRES: April 18, 2018
Bonded Thru Notary Public Underwriters

Christine Hawk
Notary Public

My Commission Expires: 04.18.2018